UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

THE LGL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-106	38-1799862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 298-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On July 1, 2009, Robert Zylstra, the Chief Executive Officer of The LGL Group, Inc. (the “Company”), resigned from all of his positions with the Company and its subsidiaries.  Mr. Zylstra has agreed to remain with the Company as an advisor to the Company’s new President and Chief Executive Officer for a transition period.  Mr. Zylstra will also serve as Chairman of a newly-formed Board of Advisors, which will assist the Company in its ongoing efforts to restore profitability and growth.

Effective July 2, 2009, the Board of Directors appointed Greg Anderson to serve as the Company’s President and Chief Executive Officer.  Mr. Anderson, age 49, has served in various senior management positions with the Company’s MtronPTI subsidiaries over the past 10 years, most recently as Vice President Operations of MtronPTI.

Effective July 2, 2009, the Company entered into an Employment Agreement with Mr. Anderson (the “Anderson Employment Agreement”).  Mr. Anderson will be employed as the Company’s President and Chief Executive Officer on an “at will” basis and will receive an annual base salary of $170,000.  Subject to Mr. Anderson and the Company’s meeting certain performance targets, Mr. Anderson will also be eligible for (i) an annual bonus of up to 40% of his annual base salary, to be paid 50% in cash and 50% in restricted shares of the Company’s common stock, and (ii) a one-time cash bonus payment in recognition of his performance in 2009, in an amount to be determined by the Board of Directors.

The foregoing summary of the Anderson Employment Agreement is subject to, and qualified in its entirety by, the full text of the Anderson Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated by reference into this Item 5.02.

Item 8.01.          Other Events.

The events described in this Current Report on Form 8-K are part of the Company’s ongoing restructuring effort initiated in July 2008 to improve overall operational efficiency and increase shareholder value in the face of an ongoing global economic slowdown.

On July 8, 2009, the Company issued a press release announcing the events described in this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.                                           Description

10.1	Employment Agreement by and between The LGL Group, Inc. and Greg Anderson.

99.1	Press release dated July 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2009	THE LGL GROUP, INC.

	By:	/s/ Greg Anderson
		Name:	Greg Anderson
		Title:	Chief Executive Officer